Exhibit 4.3

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 1

CUSIP: 21870U AA4

ISIN:            US21870UAA43

Principal Amount $115,000,000
as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto

CorEnergy Infrastructure Trust, Inc.

7.00% Convertible Senior Notes due 2020

CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), for value received, promises to pay to Cede & Co. or registered assignees, the principal amount of $115,000,000 on June 15, 2020 (the “Maturity Date”).

Interest Payment Dates:  June 15 and December 15.

Record Dates:  June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

[Remainder of page intentionally left blank]

CORENERGY INFRASTRUCTURE TRUST, INC.

By:	/s/ Rebecca M. Sandring
Name:	Rebecca M. Sandring
Title:	Treasurer, Secretary, and Chief Accounting Officer

Signature Page for Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Computershare Trust Company, N.A., as Trustee, certifies that this is one of the Notes referred to in the within‑mentioned Indenture.

By:	/s/ Rose Stroud
Authorized Signatory
Dated: June 29, 2015

Signature Page for Note

CORENERGY INFRASTRUCTURE TRUST, INC.

7.00% Convertible Senior Notes due 2020

1.	Interest.

This Note shall bear cash interest at the rate of 7.00% per annum.  Interest on this Note shall accrue from June 29, 2015 (the “Issue Date”) or from the most recent date to which interest has been paid or provided for.  Interest shall be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015, to the holder of record of Notes at the Close of Business on the June 1 or December 1 immediately preceding such Interest Payment Date (or repurchase or Maturity Date, as applicable).  Each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as applicable.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement.  Interest shall be calculated using a 360‑day year composed of twelve 30‑day months and for partial months, the number of days actually elapsed in a 30‑day month.  Interest shall cease to accrue on this Note upon its Maturity Date, conversion or repurchase by the Company, including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 6 hereof.

Interest on Notes converted after a Record Date, but prior to the corresponding Interest Payment Date, will be paid to the Holder of the Notes on the Record Date, but upon such conversion, the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date.  No such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes; or (3) if such Notes are surrendered for conversion after the Close of Business on the Record Date for the payment of interest on the Notes at the Maturity Date.

2.	Method of Payment.

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided herein and in the Indenture.  The Company will pay interest on the principal amount of the Notes on each June 15 and December 15 to the Persons who are registered Holders of Notes at the Close of Business on the June 1 and December 1 next preceding the Interest Payment Date even if Notes are canceled or repurchased after such Record Date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all payments in respect of a Global Note registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder.  The Company will make all payments in respect of a Certificated Note (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $5,000,000 in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder.  If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, Computershare Trust Company, N.A., will act as Trustee, Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.	Indenture.

The Company issued the Notes under a Supplemental Indenture dated as of June 29, 2015, supplemental to an Original Indenture dated June 29, 2015 (the Original Indenture as amended and supplemented by the Supplemental Indenture, the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general senior unsecured obligations of the Company.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	[Reserved]

6.	Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a)          At the option of the Holder, and subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder of Notes will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be repurchased plus accrued and unpaid interest (including Additional Interest), if any, to (but excluding) the Fundamental Change Repurchase Date.  To exercise the repurchase right, the Holder must deliver, on or before the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Notes with respect to which the right is being exercised.  Subject to such Holder’s satisfaction of certain requirements in the

Indenture, the Company is required to repurchase the Notes on the date that is no fewer than 20 Business Days and no more than 45 Business Days after the date of the Fundamental Change Notice delivered by the Company.

(b)           Holders have the right to withdraw any Fundamental Change Repurchase Notice delivered pursuant to Paragraph 6(a) above by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the Close of Business on the last day prior to the Fundamental Change Repurchase Date.  If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, interest will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Note.

7.	Conversion.

(a)           Holders may surrender Notes, in integral multiples of $1,000 principal amount, for conversion into shares of Common Stock until the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)          The initial Conversion Rate is 151.5152 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.  Upon conversion, a Holder will receive, for each $1,000 principal amount of Notes surrendered, a number of shares of Common Stock equal to (i) $1,000 multiplied by (ii) the applicable Conversion Rate in effect on the relevant Conversion Date; provided, however, that for any conversion that occurs on or after the record date for the payment of interest on the Notes at maturity, the Company will deliver such shares on the Maturity Date.  Notwithstanding the foregoing, the Company will not deliver any fractional shares upon conversion; instead, Holders will receive cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).

(c)           To surrender a Note for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Note (if it is in registered definitive form) to the Conversion Agent; (3) furnish appropriate endorsements and transfer documents; and (4) pay any transfer or similar tax, if required.

(d)          A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.  Except as provided in Paragraph 1 hereof, on conversion of a Note, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Notes.  Instead, upon conversion the Company will deliver to the Holder shares of Common Stock and any cash payment to account for fractional shares.  Accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited.  The Company will not adjust the Conversion Rate to account for accrued and unpaid interest.

8.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

9.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10.	Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

11.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.	Calculations in Respect of Notes.

The Company will be responsible for making all calculations and adjustments called for under the Notes.  These calculations and adjustments include, but are not limited to, determinations of the market prices of the Notes and the Common Stock and any accrued interest payable on the Notes.

The Company will make these calculations and adjustments in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Notes.  The Company will provide to the Trustee a schedule of its calculations and adjustments, and the Trustee is entitled to rely upon the accuracy of such calculations and adjustments without independent verification.  The Trustee will forward the Company’s calculations and adjustments to any Holder of the Notes upon the request of such Holder.

13.	No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

14.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16.	GOVERNING LAW.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.	Additional Interest.

Holders of Notes shall be entitled to payments of Additional Interest to the extent set forth in the Indenture.

18.	Ranking.

The Notes shall be senior unsecured obligations of the Company and will rank equal in right of payment to any other senior unsecured indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Notes.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

CorEnergy Infrastructure Trust, Inc., 1100 Walnut, Suite 3350, Kansas City, Missouri 64106, Attention: Chief Accounting Officer (Facsimile: 816-875-5875).

SCHEDULE A

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

CorEnergy Infrastructure Trust, Inc.
7.00% Convertible Senior Notes due 2020

Initial Principal amount of Global Note:  $115,000,000.

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

ATTACHMENT 1

CONVERSION NOTICE

To convert this Note into shares of Common Stock of the Company, check the box ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ATTACHMENT 2

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:            CorEnergy Infrastructure Trust, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from CorEnergy Infrastructure Trust, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note (if not otherwise specified below), or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ _______________, 000

NOTICE:  The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).